INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. 1)
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
ALKERMES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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      Explanatory Note: The sole purpose of this amendment to the original Definitive Proxy Statement filed July 29, 2005 is to amend the Biographical Information of Mark Skaletsky to add that he serves on the Board of Directors for three, not two biotechnology companies, the third biotechnology company being Immunogen, Inc. This information was inadvertently omitted from the Definitive Proxy Statement filed July 29, 2005. There are no other revisions or amendments to the Definitive Proxy Statement filed by the Registrant.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
HOW TO VOTE
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
PROPOSAL 2 APPROVAL OF AMENDMENT TO 1999 STOCK OPTION PLAN
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
OWNERSHIP OF THE COMPANY’S COMMON STOCK
CERTAIN TRANSACTIONS
OTHER BUSINESS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
HOUSEHOLDING
APPENDIX A

Cambridge, Massachusetts

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held September 23, 2005

To the Shareholders:
      The annual meeting of shareholders of Alkermes, Inc. (the “Company”) will be held at the offices of the Company, 88 Sidney Street, Cambridge, Massachusetts 02139, on September 23, 2005, at 9:00 a.m. for the following purposes:

1.	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To approve an amendment to the 1999 Stock Option Plan to increase to 19,900,000 the number of shares issuable upon the exercise of options granted thereunder, an increase of 3,000,000 shares.

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
      The Board of Directors has fixed July 26, 2005 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record on the transfer books of the Company at the close of business on July 26, 2005 will be entitled to notice of and to vote at the meeting.
      If you are a shareholder of record, you may vote over the Internet, by telephone, by mailing the enclosed proxy card in the postage-prepaid envelope provided or by attending the meeting and voting in person.

Kathryn L. Biberstein
Secretary
July 29, 2005
YOU CAN VOTE IN ONE OF FOUR WAYS:
(1) Use the toll-free telephone number on your proxy card to vote by phone;
(2) Visit the web site noted on your proxy card to vote via the Internet;
(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail; or
(4) Vote in person at the Annual Meeting of Shareholders.

ALKERMES, INC.
PROXY STATEMENT
INTRODUCTION
      The accompanying proxy is solicited by the Board of Directors of Alkermes, Inc., a Pennsylvania corporation (“Alkermes” or the “Company”), in connection with its 2005 annual meeting of shareholders to be held at the offices of the Company, 88 Sidney Street, Cambridge, Massachusetts 02139, at 9:00 a.m., on September 23, 2005 (the “Meeting”). Copies of this Proxy Statement and the accompanying proxy were made available on or after July 29, 2005 to the holders of record of Common Stock on July 26, 2005 (the “Record Date”).
      Unless specific instructions are given to the contrary, the persons named in the accompanying proxy will vote:

•	FOR the election of the nominees named herein to the Company’s Board of Directors; and

•	FOR the amendment to increase the number of shares available under the 1999 Stock Option Plan.
      With respect to all other matters, the persons named in the accompanying proxy will vote as stated herein. See “Other Business.”
      Holders of Common Stock of record at the close of business on the Record Date will be entitled to cast one vote per share so held of record on such date on all items of business properly presented at the Meeting, except that the holders have cumulative voting rights in the election of directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the Record Date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit. If you choose to cumulate your votes, you will need to make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on your proxy card or on your ballot when voting at the Annual Meeting of Shareholders. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes in the same manner.
      The Company had 90,137,402 shares of Common Stock outstanding on the Record Date. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of consideration and action on such matter.
HOW TO VOTE
      If you are a shareholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. Access the website of our tabulator, Computershare, at: http://www.eproxyvote.com/alks, using the voter control number that we have printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.

•	By Telephone. Call 1-877-PRX-VOTE (1-877-779-8683) toll-free from the U.S. and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Computershare Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted (or unless discretionary authority to cumulate votes is exercised), they will be voted FOR the nominees named herein to the Company’s Board of Directors and FOR the amendment to increase the shares available under the 1999 Stock Option Plan and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

      If your shares of Common Stock are held in “street name” (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.
How to Revoke Your Proxy
      You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	providing written notice to the Secretary of the Company by any means, including facsimile, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date;

•	transmitting a subsequent vote over the Internet or by telephone; or

•	attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.
      Please note that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from such broker or other nominee confirming your beneficial ownership of the shares.

PROPOSAL 1
ELECTION OF DIRECTORS
      The Board of Directors currently consists of nine members: Floyd E. Bloom, Robert A. Breyer, Gerri Henwood, Paul J. Mitchell, Richard F. Pops, Alexander Rich, Paul Schimmel, Mark B. Skaletsky, and Michael A. Wall. Nine directors are to be elected at the Meeting to serve one-year terms until the 2006 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Floyd E. Bloom, Robert A. Breyer, Gerri Henwood, Paul J. Mitchell, Richard F. Pops, Alexander Rich, Paul Schimmel, Mark B. Skaletsky, and Michael A. Wall, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.
      The nine nominees for directors receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and Broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal
      The Board of Directors recommends that you vote FOR the election of the nominees named herein to the Company’s Board of Directors.
Directors and Executive Officers
      The following table sets forth the director nominees recommended to the Board by the Nominating and Corporate Governance Committee to be elected at the Meeting and the executive officers of the Company, their ages, and the position currently held by each such person within the Company as of July 26, 2005.

Name	Age	Position

Mr. Richard F. Pops	43	Chief Executive Officer and Director
Mr. David A. Broecker	44	Chief Operating Officer and President
Ms. Kathryn L. Biberstein	46	Vice President, General Counsel and Secretary
Mr. James M. Frates	38	Vice President, Chief Financial Officer and Treasurer
Mr. Michael J. Landine	51	Vice President, Corporate Development
Mr. Robert A. Breyer	61	Director
Dr. Floyd E. Bloom(2)(3)	68	Director
Ms. Gerri Henwood	52	Director
Mr. Paul J. Mitchell(1)(2)	52	Director
Dr. Alexander Rich(2)(3)	80	Director
Dr. Paul Schimmel(1)(3)	64	Director
Mr. Mark B. Skaletsky(1)(2)	57	Director
Mr. Michael A. Wall(4)	76	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Chairman of the Board of Directors

Biographical Information
      Mr. Pops has been a director and the Chief Executive Officer of Alkermes since February 1991. Mr. Pops currently serves on the Board of Directors of Neurocrine Biosciences, Inc., a biotechnology company, the Biotechnology Industry Organization (BIO), the New England Healthcare Institute, and the Fessenden School Board of Trustees. He is also a member of the Harvard Medical School Board of Fellows.
      Mr. Broecker has been President since January 2002 and Chief Operating Officer of Alkermes since February 2001. From August 1985 to January 2001, he was employed at Eli Lilly and Company. During his tenure at Eli Lilly, Mr. Broecker managed Eli Lilly’s largest pharmaceutical manufacturing facility outside of the U.S., located in Kinsale, Ireland, as General Manager. He also worked as a General Manager in Eli Lilly’s packaging and distribution operations in Germany, and Director of Marketing for Advanced Cardiovascular Systems, now a part of Guidant Corporation.
      Ms. Biberstein has been Vice President and General Counsel of Alkermes since March 2003. She held a position at Crowell & Moring LLC as Of Counsel from February 2002 to February 2003 and performed legal consulting services for various clients from March 2000 to February 2002. She was also employed by Serono S.A. and was General Counsel from 1993 to March 2000 and a member of the Executive Committee from 1998 to March 2000.
      Mr. Frates has been Vice President, Chief Financial Officer and Treasurer of Alkermes since July 1998. From June 1996 to July 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time he was employed at Morgan Stanley & Co. Mr. Frates currently serves on the Board of Directors of GPC Biotech AG, a biotechnology company, and as a national chairperson of the Association of Bioscience Financial Officers.
      Mr. Landine has been Vice President, Corporate Development of Alkermes since March 1999. From March 1988 until June 1998, he was Chief Financial Officer and Treasurer of Alkermes. Mr. Landine is also currently an advisor to the Board of Directors of Walker Magnetics Group, an international manufacturer of industrial equipment and is a member of the Board of Directors of Kopin Corporation, a developer and manufacturer of compound semiconductor components and miniature flat panel displays for use in wireless and consumer electronic products, and GTC Biotherapeutics, Inc., a biotechnology company.
      Dr. Bloom is a founder of Alkermes and has been a director of Alkermes since 1987. Since its founding in 2000, Dr. Bloom has served as the Chief Executive Officer of Neurome, Inc., a biotechnology company. Dr. Bloom has been active in neuropharmacology for more than 35 years, holding positions at Yale University, the National Institute of Mental Health and The Salk Institute. Since 1983, he has been at The Scripps Research Institute where he was Chairman, Department of Neuropharmacology until February 2005 and where he is currently a Professor Emeritus. Dr. Bloom served as Editor-in-Chief of Science from 1995 to May 2000. He is a member of the National Academy of Science, the Institute of Medicine, the Royal Swedish Academy of Science, and the Board of Trustees of Washington University, as Chairman of National Council for the School of Medicine.
      Mr. Breyer has been a director of Alkermes since July 1994. He served as the President of Alkermes from July 1994 until his retirement in December 2001 and Chief Operating Officer from July 1994 to February 2001. Mr. Breyer is currently a part-time employee of Alkermes. From August 1991 to December 1993, Mr. Breyer was President and General Manager of Eli Lilly Italy, a subsidiary of Eli Lilly and Company. From September 1987 to August 1991, he was Senior Vice President, Marketing and Sales of IVAC Corporation, a medical device company and a subsidiary of Eli Lilly and Company.

      Ms. Henwood has been a director of Alkermes since April 2003. She is the President and Chief Executive Officer of Auxilium Pharmaceuticals, a pharmaceutical company co-founded by Ms. Henwood and specializing in urologic and male health. Prior to founding Auxilium, Ms. Henwood founded, in 1985, a contract research organization (CRO), IBAH, Inc., that became a public company and was eventually sold to a large healthcare company. Prior to founding IBAH, Ms. Henwood was employed by SmithKline Beecham in various capacities including senior medical and regulatory positions. Ms. Henwood serves on the Board of Directors of Auxilium Pharmaceuticals, Inc.
      Mr. Mitchell has been a director of Alkermes since April 2003. He has served as the Chief Financial Officer and Treasurer since April 2002 of Kenet, Inc., a company engaged in the development and manufacture of analog and mixed signal integrated circuits. Prior to joining Kenet, Mr. Mitchell was the Chief Financial Officer and Treasurer of Kopin Corporation from April 1985 through September 1998. From September 1998 through June 2001, Mr. Mitchell served in a consulting role at Kopin as Director of Strategic Planning. Prior to joining Kopin, Mr. Mitchell worked for the international accounting firm of Touche Ross & Co. from 1975 to 1984. Mr. Mitchell is also President of Mitchell Financial Group, an investment and consulting firm with activities in the technology, healthcare and financial services industries. He is a Certified Public Accountant.
      Dr. Rich is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Rich has been a professor at the Massachusetts Institute of Technology since 1958, and is the William Thompson Sedgwick Professor of Biophysics and Biochemistry. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences and the Institute of Medicine. Dr. Rich is Co-Chairman of the Board of Directors of Repligen Corporation, a biopharmaceutical company, and is a member of the Scientific Advisory Board of U.S. Genomics, a company developing technology for genetic, functional genomics and protein analyses.
      Dr. Schimmel is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Schimmel is the Ernest and Jean Hahn Professor of Molecular Biology and Chemistry and a member of the Skaggs Institute for Chemical Biology at The Scripps Research Institute. Dr. Schimmel was the John D. and Catherine T. MacArthur Professor of Biophysics and Biochemistry at the Massachusetts Institute of Technology, where he was employed from 1967 through 1997. Dr. Schimmel is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Schimmel is Co-Chairman of the Board of Directors of Repligen Corporation, a director and scientific advisory board member of Alnylam Pharmaceuticals, Inc., a biopharmaceutical company and is a member of the Scientific Advisory Board of Illumina, Inc., a biotechnology company.
      Mr. Skaletsky has been a director of Alkermes since June 2004. He has been the President, Chief Executive Officer, and Chairman of Trine Pharmaceuticals, Inc, (formerly Essential Therapeutics, Inc.), a drug development company, since the company was formed by the merger of The Althexis Company and Microcide Pharmaceuticals, Inc. In May 2003, Essential Therapeutics, Inc. filed a Chapter 11 bankruptcy petition which was favorably resolved in October 2003. From 2000 to 2001, Mr. Skaletsky was the Chairman and Chief Executive Officer of The Althexis Company, a drug development company. From 1993 to 2000, he was the President and CEO of GelTex Pharmaceuticals, Inc. until its acquisition by Genzyme, Inc. From 1988 to 1993, Mr. Skaletsky was the Chief Executive Officer of Enzytech, Inc., and its Chairman from 1989 to 1993. From 1981 to 1988, Mr. Skaletsky held various positions at Biogen, Inc. including President, Chief Operating Officer and Chief Financial Officer. Mr. Skaletsky serves on the Board of Directors for three biotechnology companies Icoria, Inc. (formerly Paradigm Genetics, Inc.), Advanced Magnetics, Inc., and Immunogen, Inc. He is also a member of the Board of Trustees of Bentley College and is a member of the Board of Directors and a former Chairman of the Biotechnology Industry Organization.
      Mr. Wall is a founder of Alkermes and has been Chairman of the Board of Alkermes since 1987. He is currently a part-time employee of Alkermes. From April 1992 until June 1993, he was a director and Chairman of the Executive Committee of Centocor, Inc., a biopharmaceutical company. From November 1987 to June 1993, he was Chairman Emeritus of Centocor. Mr. Wall is a director of Kopin Corporation.

CORPORATE GOVERNANCE AND BOARD MATTERS
Independence of Members of the Board of Directors
      The Company defines an “independent” director in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of The Nasdaq National Market, Inc. (“Nasdaq”). Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each director’s status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the Board, would interfere with the director’s exercise of independent judgment in carrying out such director’s responsibilities as a director. The Board will make an annual determination whether each director is “independent” under the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq.
      The Board of Directors has determined that each of Floyd E. Bloom, Gerri Henwood, Paul J. Mitchell, Paul Schimmel, Mark B. Skaletsky and Alexander Rich are independent within the meaning of the Company’s director independence standards and the director independence standards of the Exchange Act and Nasdaq. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company’s, the Exchange Act and Nasdaq’s director independence standards.
Executive Sessions of Independent Directors
      The Board’s policy is to hold meetings of the independent directors following each regularly scheduled in-person Board Meeting (other than in connection with the Annual Meeting of Shareholders). Independent director sessions do not include any employee directors of the Company, and a majority of the independent directors will determine who will assume the responsibility of chairing such sessions. In February 2005, Mr. Skaletsky was appointed the presiding director of the executive sessions of the independent directors.
Policies Governing Director Nominations

Director Qualifications
      The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be of high ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment; and

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience.
      The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing;

•	Leadership experience with public companies or other significant organizations;

•	International experience; and

•	Diversity of age, gender, culture and professional background.
      These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.
      Board members are expected to prepare for, attend, and participate in all Board meetings, meetings of Committees on which they serve and the Company’s Annual Meeting of Shareholders. In addition, directors should stay abreast of the Company’s business and markets. The General Counsel and the Chief Financial Officer will be responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Periodically, the Company will provide opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations. The Board, following review by the Nominating and Corporate Governance Committee, will determine whether other educational measures are appropriate as part of the annual Board evaluation.
      Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Board members should not hold more than six directorships (including such member’s seat on the Company’s Board of Directors), but, excluding for this purpose, not-for-profit organizations, trade organizations and related organizations or unless otherwise agreed to by the Nominating and Corporate Governance Committee. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates. Directors are expected to report changes in their primary business or professional association, including retirement, to the Chairperson of the Board and the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in consultation with the Chairperson of the Board, will consider any effects these changes may have on the effectiveness of the director’s contribution to the work of the Board.

Process for Identifying and Evaluating Director Nominees
      The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.
      Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Stockholders
      The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the following procedures:
      The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting.
      Such recommendation for nomination must be in writing and include the following:

•	Name and address of the shareholder making the recommendation, as they may appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such shareholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the shareholder making the recommendation;

•	All other information relating to the Director Nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the Director Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected); and

•	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.
Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:
      By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: Secretary of Alkermes, Inc.
      By facsimile to:

(617) 621-7856
Attn: Secretary of Alkermes, Inc.
      The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominee shall not be counted.
Composition and Responsibilities of the Board of Directors

Size of the Board
      The Board size is currently set at nine members. The Board periodically reviews the appropriate size of the Board and, in accordance with the Company’s By-laws, this number may be adjusted from time to time.

Board Compensation
      It is the general policy of the Board that Board compensation should be a mix of cash and equity based compensation. Full-time employee directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director as a “independent” director in accordance with the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company’s service providers or partners or collaborators will undertake to ensure that their compensation from such providers or partners or collaborators does not include amounts connected to payments by the Company.

Operation of Board of Directors
      The Company’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing materials provided to them, by visiting the Company’s offices and by participating in meetings of the Board and its committees and the Annual Meeting of Shareholders.

CEO Succession Plan
      The Chief Executive Officer reviews succession planning and management development with the Board of Directors on an annual basis.

Scheduling and Selection of Agenda Items for Board Meetings
      In-person Board meetings are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company. Each director may propose the inclusion of items on the agenda, request the presence of or a report by any member of the Company’s management, or at any Board meeting raise subjects that are not on the agenda for that meeting. The Board may also take action from time to time by unanimous written consent.
      Typically, the meetings of the Board are held at the Company’s headquarters in Cambridge, Massachusetts, but occasionally meetings may be held at other locations at the discretion of the Board.
      The annual cycle of agenda items for Board meetings is expected to change on a periodic basis to reflect, e.g., Board requests, changing business and legal issues and the work done by the Board Committees.

Board Committees
      The Company currently has three standing Committees: Audit, Compensation, and the Nominating and Corporate Governance Committees. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances. The Audit, Compensation and Nominating and Corporate Governance Committees shall be composed entirely of independent directors.
      During fiscal year 2005, the Board had three standing Committees: Audit, Compensation, Nominating and Corporate Governance.
      Each Committee has a written charter, approved by the Board, which describes the Committee’s general authority and responsibilities. Each Committee will undertake an annual review of its charter, and will work with the Nominating and Corporate Governance Committee and the Board to make such revisions as are considered appropriate.
      Each Committee has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Committee in its work.
      Each Committee will regularly report to the Board concerning the Committee’s activities.

Assignment and Term of Service of Committee Members
      The Board is responsible for the appointment of Committee members.

Frequency and Length of Committee Meetings and Committee Agenda
      The Committee Chairperson, in consultation with the Chairman of the Board and appropriate members of management, will determine the frequency and length of the Committee meetings and develop the Committee’s agenda. The agendas and meeting minutes of the Committees will be shared with the full Board, and other Board members are welcome to attend Committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any Committee.
Policies Governing Security Holder Communications with the Board of Directors
      The Board provides to every security holder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for security holder communication (as that term is defined by the rules of the Securities and Exchange Commission) as follows:

For communications directed to the Board as a whole, security holders may send such communication to the attention of the Chairperson of the Board via one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: Chairperson of the Board of Directors

By facsimile at:

(617) 621-7856
Attn: Chairperson of the Board of Directors

For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director via one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: [Name of Individual Director]

By facsimile at:

(617) 621-7856
Attn: [Name of Individual Director]
      The Company will forward any such security holder communication to the Chairperson of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director and the Chairperson of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Shareholders
      In April of 2004, the Board adopted a policy that all directors and all nominees for election as directors attend the Company’s Annual Meeting of Shareholders in person. All directors and director nominees attended the 2004 Annual Meetings of Shareholders.
Code of Ethics
      The Company has adopted a “code of ethics” as defined by the regulations promulgated under the Securities Act of 1933 amended, and the Exchange Act that applies to all of the Company’s directors and employees, including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Business Conduct and Ethics also meets the requirements of a “code of conduct” as defined by the rules of Nasdaq and is applicable to all of the Company’s officers, directors and employees. A current copy of the Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at http://www.alkermes.com/investor relations/index.html. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon request directed to: Alkermes, Inc., Attention: Investor Relations, 88 Sidney Street, Cambridge Massachusetts 02139.
      Members of the Board of Directors shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct and Ethics, which shall be applicable to each director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Business Conduct with respect to any individual director or any executive officer shall be reported to, and be subject to the approval of, the Board of Directors.
      For more corporate governance information, you are invited to access the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://www.alkermes.com/investor relations/index.html.
THE BOARD OF DIRECTORS AND ITS COMMITTEES
      The Board of Directors held five meetings during the last fiscal year. Each of the Company’s directors attended at least 75% of the aggregate of all meetings held during the year of the Board of Directors’ and of all committees of which the director was a member. During fiscal year 2005, the Board had four standing committees: Audit, Compensation, Nominating and Compliance. In April 2004, the Board reconstituted the Nominating and Compliance Committees into the Nominating and Corporate Governance Committee. Currently, the standing committees of the Board are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.
      The Audit Committee consists of Mark Skaletsky (as of September 2004), Floyd E. Bloom, Alexander Rich and Paul J. Mitchell. In compliance with the Sarbanes-Oxley Act of 2002, the entire Board determined, based on all available facts and circumstances, that each of Mr. Mitchell and Mr. Skaletsky (as of July 2005) is an “audit committee financial expert” as defined by the Securities and Exchange Commission and is “independent” of management. The Audit Committee met five times during the last fiscal year and otherwise acted by unanimous written consent. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy can be found on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://www.alkermes.com/investor relations/index.html. Each of the members of the Audit Committee is independent as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

      Under the terms of its current Charter, the Audit Committee is responsible for (1) appointing, compensating and retaining the Company’s independent public accountants, (2) overseeing the work performed by any independent public accountants, (3) assisting the Board of Directors in fulfilling its responsibilities by: (i) reviewing the financial reports provided by the Company to the Securities and Exchange Commission (“SEC”), the Company’s shareholders or to the general public (ii) reviewing the Company’s internal financial and accounting controls, and (iii) reviewing and approving all related party transactions, (4) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, and (5) establishing procedures designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The committee will engage advisors as necessary, distribute relevant funding provided by the Company, and serve as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder.
      The Nominating and Corporate Governance Committee, consisting of Floyd E. Bloom, Alexander Rich, and Paul Schimmel. The Nominating and Corporate Governance Committee is responsible for (1) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election, (2) periodically reviewing the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees, and (3) monitoring compliance with and periodically reviewing the Code of Business Conduct and Ethics. Each of the members of the Nominating and Corporate Governance Committee is independent as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. During the last fiscal year, the Nominating Committee met once and the Nominating and Corporate Governance Committee met once.
      The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at http://www.alkermes.com/investor relations/index.html.
      The Compensation Committee, consisting of Michael A. Wall (until April 2004), Paul Schimmel, Paul J. Mitchell, and Mark Skaletsky (as of September 2004), met four times during the last fiscal year and otherwise acted by unanimous written consent. Under the terms of its current Charter, the Compensation Committee is responsible for (1) discharging the Board’s responsibilities relating to the compensation of the Corporation’s executives, (2) administering the Company’s incentive compensation and equity plans, and (3) producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. Each of the members of the Compensation Committee is independent as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.
      The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://www.alkermes.com/investor relations/index.html.
      The Limited Compensation Sub-Committee, consisting of Paul J. Mitchell, acted by unanimous written consent during the fiscal year 2005. The Limited Compensation Sub-Committee has the authority to make individual grants of options under certain of the Company’s stock option plans to purchase no more than 5,000 shares of Common Stock to certain of the Company’s employees.

PROPOSAL 2
APPROVAL OF AMENDMENT TO 1999 STOCK OPTION PLAN
      The Company’s 1999 Stock Option Plan (the “1999 Plan”) currently authorizes the grant of options to officers, employees and directors of, and consultants to, the Company or any of its subsidiaries to purchase up to 16,900,000 shares of Common Stock. As of July 26, 2005, options to purchase 1,536,348 shares remained available for grant under the 1999 Plan. In July 2005, the Board of Directors amended the 1999 Plan, subject to shareholder approval, to increase the aggregate number of shares authorized for issuance upon exercise of options granted under the 1999 Plan to 19,900,000. This amendment was designed to enhance the flexibility of the Compensation Committee of the Board of Directors in granting stock options to the Company’s officers, employees, directors and consultants and to ensure that the Company can continue to grant stock options to such persons at levels determined to be appropriate by the Compensation Committee and the Limited Compensation Sub-Committee based on comparable company and other market data. The Company believes that stock options are a critical part of the compensation package offered to new, existing and key employees and is an important tool in the Company’s ability to attract and retain talented personnel. The resolution to be presented to the shareholders approving the proposed amendment to the 1999 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.
      The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote will be required to approve the proposed amendment to the 1999 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and Broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal.
      The Board of Directors recommends that you vote FOR the approval of the amendment to the 1999 Plan.
      The following table sets forth information regarding options which would have been granted to each of Alkermes’ Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees other than executive officers as a group, had the proposed amendment been in effect during the fiscal year ended March 31, 2005. No grants have been made with respect to the additional shares subject to the proposed amendment to the 1999 Plan.

Number of
Name and Principal Position	Options Granted

Richard F. Pops	500,000
Chief Executive Officer
David A. Broecker	300,000
President and Chief Operating Officer
Kathryn L. Biberstein	75,000
Vice President, General Counsel and Secretary
James M. Frates	150,000
Vice President, Chief Financial Officer and Treasurer
Michael J. Landine	90,000
Vice President, Corporate Development
Executive Group (5 persons)	1,115,000
Non-Executive Director Group (8 persons)	184,000
Non-Executive Officer Employee Group (569 persons)	2,218,034

Principal Features of the 1999 Plan
      The purpose of the 1999 Plan is to enable the Company to offer to certain officers, employees and directors of, and consultants to, the Company or any of its subsidiaries options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons and strengthen the mutuality of interests between such persons and the Company’s shareholders.

Administration
      The 1999 Plan is administered by the Compensation Committee by delegation from the Board of Directors. The Compensation Committee has delegated to the Limited Compensation Sub-Committee the authority to make individual grants of options to purchase no more than 5,000 shares of Common Stock to employees who are not “reporting persons” (as defined in the 1999 Plan). The total number of options to be granted in any year under the 1999 Plan to participants, the selection and number of participants to receive options, the type and number of options granted to each participant and the other terms and provisions of such options are wholly within the discretion of the Compensation Committee and the Limited Compensation Sub-Committee, subject to the limitations set forth in the 1999 Plan. Therefore, the benefits and amounts that will be received by participants under the 1999 Plan are not currently determinable.

Amendment and Repricings
      The 1999 Plan may not be amended without the approval of the Company’s shareholders if (a) such amendment would materially increase the benefits to participants under the 1999 Plan or (b) shareholder approval is necessary to comply with the Internal Revenue Code of 1986, as amended (the “Code”), Federal or state securities laws, the rules and regulations of any stock exchange or stock market on which the Common Stock is listed or traded or any other applicable rules or regulations. Additionally, no option previously granted under the plan may be “repriced,” except for an adjustment to the exercise prices as a result of a merger, reorganization, consolidation, recapitalization, dividend, stock split or other change in corporate structure affecting the Common Stock.

Eligible Participants
      The Company’s, and any of its subsidiaries’, officers, employees, directors and consultants are eligible to be granted options, although only non-incentive options may be granted to non-employee directors and consultants, under the 1999 Plan. The Company estimates that there are currently approximately 550 officers, employees and directors who are eligible to receive options under the 1999 Plan. No participant may be granted options to purchase more than 4,000,000 shares during any one fiscal year.

Number of Shares Subject to the 1999 Plan
      Up to 16,900,000 shares of Common Stock may be issued under the 1999 Plan. The proposed amendment, which has been recommended by the Compensation Committee and adopted by the Board of Directors, increases the number of shares that may be issued upon exercise of options which may be granted under the 1999 Plan to 19,900,000. Such options may either be “incentive stock options” as defined in Section 422 of the Code, or may be non-qualified stock options. Shares issued under the 1999 Plan may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company.

Adjustments for Certain Events
      In the event of a merger, reorganization, consolidation or similar event affecting shares of the Company’s common stock, the Board of Directors will make appropriate adjustments in the limits specified in the 1999 Plan and to outstanding awards.

Change in Control Provisions
      The 1999 Plan provides that in the event of a “change in control” (as defined in the 1999 Plan), all stock options will automatically become fully exercisable. In addition, in the event that the Company is succeeded by another company in a reorganization, merger, acquisition or similar event, the successor company will assume all of the outstanding options under the 1999 Plan or shall substitute substantially similar new options for shares of the successor company for such outstanding options.

Effective Date of 1999 Plan
      The Board of Directors of the Company originally adopted the 1999 Plan in 1999 and approved the proposed amendment to the 1999 Plan in July 2005. The 1999 Plan will terminate and no options may be granted under the 1999 Plan after June 2, 2009, unless the 1999 Plan is sooner terminated by the Board of Directors.

Stock Options
      Under the terms of the 1999 Plan, the option exercise price may not be less than 100% (or, with respect to incentive stock options, 110% if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the underlying stock at the time the option is granted. Options granted under the 1999 Plan are generally nontransferable, and expire upon the earlier of an expiration date fixed by the Compensation Committee and set forth in each individual option award certificate, ten years (or with respect to incentive stock options, five years, if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company) from the date of grant, and either three months after the date the optionee ceases to be an officer, employee or director of, or consultant to, the Company or its subsidiaries or one year after the optionee dies or becomes disabled. Options which have expired or which have been canceled unexercised will be available for future grant under the 1999 Plan.
      Under the 1999 Plan, the price payable upon exercise of options may be paid in cash, by check payable to the Company, or in shares of stock of the Company duly owned by the participant or, in the case of non-incentive stock options, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the fair market value of the Common Stock on the date of exercise.
Options Outstanding, Exercisable and Available for Future Grant
      As of July 26, 2005, options to purchase 14,857,408 shares were outstanding under the 1999 Plan, of which 7,448,431 were exercisable. The exercise prices for the outstanding options ranged from $4.02 to $47.16 per share, with an average exercise price of $15.41. On July 26, 2005, the average of the high and low sales prices of a share of Common Stock as reported on the Nasdaq National Market was $15.66. As of July 26, 2005, of all options outstanding under the 1999 Plan, options to purchase 9,619,755 shares had an exercise price of $15.66 or below, of which 2,644,119 were exercisable. As of July 26, 2005, options to purchase 1,536,348 shares (plus any options that expire unexercised or are cancelled in the future) were available for future grant, exclusive of the additional shares covered by the proposed amendment.
Tax Aspects Under the U.S. Internal Revenue Code
      The following is a summary of the principal federal income tax consequences of transactions under the 1999 Plan. It does not describe all federal tax consequences under the 1999 Plan, nor does it describe state or local tax consequences.

Incentive Options
      No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive option.

      If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.
      If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options
      With respect to non-qualified options under the 1999 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments
      The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Equity Compensation Plan Information

		Weighted
	Number of	Average Exercise
	Securities to be	Price of
	Issued upon Exercise	Outstanding
	of Outstanding	Options,	Number of Securities
	Options, Warrants	Warrants and	Remaining Available
Plan Category	and Rights	Rights	for Future Issuance

Equity compensation plans approved by security holders	16,865,626	$15.39	2,346,107
Equity compensation plans not approved by security holders(1)	946,642	$15.68	6,509

Total	17,812,268	$15.41	2,352,616

      The above share and share price information is as of July 26, 2005 and there are no warrants or other rights outstanding.

(1)	The 1998 Equity Incentive Plan, which was adopted by Advanced Inhalation Research, Inc. prior to its acquisition by the Company is the only equity compensation plan not approved by the Company’s shareholders.

REPORT OF THE AUDIT COMMITTEE
      This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Bloom, Mitchell, Rich and Skaletsky. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC including Rule 10A-3(b)(1) under the Exchange Act and that Mr. Mitchell qualifies as an “audit committee financial expert” under the rules of the SEC. In April 2004, the Audit Committee reviewed the adequacy of, and amended, its charter. The Audit Committee has the responsibility and authority described in the Audit Committee Charter which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://www.alkermes.com/investo relations/index.html. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.
      During the fiscal year ended March 31, 2005, the Company’s independent registered public accountants were Deloitte & Touche, LLP (“D&T”). D&T is responsible for performing an independent audit of the consolidated financial statements, and an independent audit of the effectiveness of the Company’s internal control over financial reporting, as well as attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting, each in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). D&T also performed audit-related services, tax services and other permissible non-audit services for the Company during the fiscal year ended March 31, 2005, as described more fully below.
      The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed the Company’s disclosure control process and internal control over financial reporting. In addition, the Audit Committee reviewed the rules under the Sarbanes-Oxley Act that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members. The Audit Committee reviewed with D&T, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally acceptable in the United States, the overall scope and plans for their audit, D&T’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Committee met with D&T, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.
      The Audit Committee has reviewed the audited consolidated financial statements of the Company at March 31, 2005 and 2004 and for each of the years in the three-year period ended March 31, 2005, and has discussed them with both management and D&T. In connection with the Company’s Form 10-K for the year ended March 31, 2005, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), other standards of the PCAOB, the rules of the SEC and other applicable regulations, as currently in effect. This discussion included, among other things, a review with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has received the written disclosures and the letter from D&T required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with D&T the firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements and management’s assessment of the Company’s control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and the Board of Directors approved such inclusion.
      The Audit Committee also reviewed the Company’s quarterly financial statements during the fiscal year ended March 31, 2005 and discussed them with both the management of the Company and D&T prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2005, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.
      During the course of the fiscal year ended March 31, 2005, management completed the documentation, testing and evaluation of Alkermes’ system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 filed with the SEC, as well as D&T’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ending March 31, 2006.
      The Audit Committee monitors the activity and performance of D&T. All services to be provided by D&T are pre-approved by the Audit Committee. The Audit Committee’s evaluation of the performance of D&T included, among other things, the amount of fees paid to D&T for audit and permissible non-audit services in fiscal year ended March 31, 2005. Information about D&T’s fees for fiscal year ended March 31, 2005 is discussed below in this Proxy Statement under “Audit Fees” Based on its evaluation, the Audit Committee has retained D&T to serve as the Company’s auditors for the fiscal year ending March 31, 2006.
      No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Floyd E. Bloom
Paul J. Mitchell
Alexander Rich
Mark Skaletsky (member as of September 2004)
      For more information about our Audit Committee and its charter, you are invited to access the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://www.alkermes.com/investor relations/index.html.

AUDIT FEES
Aggregate fees for fiscal 2005 and fiscal 2004
      This table shows the aggregate fees billed to the Company by Deloitte & Touche LLP for the fiscal years ended March 31, 2005 and 2004.
(a) Audit fees

Description	2005	2004

Annual audit and review of quarterly financial statements(1)	384,570	186,335
Other accounting consultations	5,755	4,531
Accounting Consultations related to offering of 7% Secured Notes	5,000	—
Registration of 2.5% Notes on Form S-1 and Amendments	—	118,640

	395,325	309,506

(b) Audit related fees

Description	2005	2004

Employee benefit plan audit	15,500	8,400

	15,500	8,400

(c) Tax fees

Description	2005	2004

Tax preparation and review	60,775	58,177
Tax consultations	57,740	65,048

	118,515	123,225

	529,340	441,131

(d) All Other Fees:

There were no other fees paid to Deloitte & Touche LLP for the fiscal years ended March 31, 2005 and 2004.

(1)	Audit fees consist of audit work performed on the consolidated financial statements and the audit of internal control over financial reporting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
      The following table sets forth a summary of the compensation paid by the Company during its last three fiscal years to its Chief Executive Officer, to each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended March 31, 2005 (collectively, the “Named Executive Officers”).

					Long-Term Compensation
	Annual Compensation
					Securities	Restricted
	Fiscal				Underlying	Stock Awards		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	($)(1)		Compensation ($)

Richard F. Pops	2005	533,149	325,000		500,000	0		6,069	(2)
Chief Executive Officer	2004	505,311	250,000		500,000	0		6,000	(2)
	2003	480,298	100,000		475,000	195,653	(3)	5,719	(2)
David A. Broecker	2005	364,786	200,000		300,000	0		92,388	(2)(4)
President and Chief	2004	345,739	160,000		300,000	0		111,828	(2)(5)
Operating Officer	2003	328,625	50,000		350,000	117,396	(3)	112,335	(2)(6)
Kathryn L. Biberstein	2005	247,115	70,000		75,000	0		6,150	(2)
Vice President, General	2004	233,289	60,000		75,000	0		7,096	(2)(7)
Counsel and Secretary	2003	17,692	25,000	(8)	225,000	0		0
James M. Frates	2005	321,573	150,000		150,000	0		6,023	(2)
Vice President, Chief	2004	304,782	125,000		150,000	0		6,000	(2)
Financial Officer and	2003	289,696	37,500		100,000	78,264	(3)	5,708	(2)
Treasurer
Michael J. Landine	2005	288,924	105,000		90,000	0		6,150	(2)
Vice President, Corporate	2004	273,852	95,000		90,000	0		6,000	(2)
Development	2003	258,413	27,500		100,000	93,917	(3)	5,620	(2)

(1)	At March 31, 2005, the number and value of the aggregate restricted stock holdings of the named executive officers are set forth below. The value was calculated based on the closing price of Common Stock on the Nasdaq National Market on March 31, 2005, which was $10.38. Holders of restricted shares are not entitled to receive dividends declared on such shares.

Name	Number of Shares Held	Value($)

Richard F. Pops	32,000	332,160
David A. Broecker	—	—
Kathryn L. Biberstein	—	—
James M. Frates	—	—
Michael J. Landine	19,200	199,296

(2)	Includes 401(k) match.

(3)	Restricted Stock Award of Common Stock. The closing price of Common Stock on the Nasdaq National Market on December 12, 2002, the date of the award, was $7.20. The award vests in equal installments annually over two years and is vested.

(4)	Includes $86,238 as a result of Alkermes’ forgiveness of one-fifth of a loan made on June 13, 2001, pursuant to the employment letter to Mr. Broecker and related taxes.

(5)	Includes $105,828 as a result of Alkermes’ forgiveness of one-fifth of a loan made on June 13, 2001, pursuant to the employment letter to Mr. Broecker and related taxes.

(6)	Includes $106,719 as a result of Alkermes’ forgiveness of one-fifth of a loan made on June 13, 2001, pursuant to the employment letter to Mr. Broecker and related taxes.

(7)	Includes a payment of $1,096 to Ms. Biberstein for opting out of Alkermes’ health insurance plan.

(8)	Ms. Biberstein became Vice President and General Counsel of Alkermes in February 2003 and received a sign-on bonus at that time.
Option Grants in Last Fiscal Year
      The following table sets forth information concerning stock options granted during the fiscal year ended March 31, 2005 to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable Value
	Number of	Percent of Total			at Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted (#)(1)	Fiscal Year (%)	($/Share)	Date	5% ($)	10% ($)

Richard F. Pops	150,000	3.24	12.30	7/12/14	1,160,311	2,940,455
	350,000	7.56	14.90	12/17/14	3,279,685	8,311,367
David A. Broecker	90,000	1.94	12.30	7/12/14	696,186	1,764,273
	210,000	4.53	14.90	12/17/14	1,967,811	4,986,820
Kathryn L. Biberstein	22,500	*	12.30	7/12/14	174,047	441,068
	52,500	1.13	14.90	12/17/14	491,953	1,246,705
James M. Frates	45,000	*	12.30	7/12/14	348,093	882,136
	105,000	2.27	14.90	12/17/14	983,906	2,493,410
Michael J. Landine	27,000	*	12.30	7/12/14	208,856	529,282
	63,000	1.36	14.90	12/17/14	590,343	1,496,046

(1)	Options granted vest in equal installments over a four year period on the anniversary date of the grant.

*	Represents less than one percent (1%)
Aggregated Option/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values
      The following table sets forth the number of shares acquired upon exercise of options exercised by the Named Executive Officers during the fiscal year ended March 31, 2005, the value realized upon exercise of such options, the number of shares issuable on exercise of options held by such persons at the end of the last fiscal year and the value of such unexercised options as of such date.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options/SARs at		In-the-Money Options/SARs
	Shares		FY-End (#)		at FY-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard F. Pops	65,000	722,413	1,859,856	1,174,998	2,018,542	930,247
David A. Broecker	0	0	762,501	737,499	638,181	663,294
Kathryn L. Biberstein	0	0	131,250	243,750	303,701	305,854
James M. Frates	2,525	21,993	469,558	327,500	448,005	200,613
Michael J. Landine	0	0	320,500	220,000	334,583	194,138

(1)	Value is measured by the difference between the closing price of Common Stock on the Nasdaq National Market on March 31, 2005, $10.38, and the exercise price of the options.
Employment Contracts and Termination of Employment and Change-in-Control Agreements
      Under agreements between the Company and Messrs. Pops, Broecker and Frates and Ms. Biberstein in the event their employment with the Company is terminated for any reason other than as a result of their taking certain actions against, or that have a significant deleterious effect on, the Company, Mr. Pops shall be entitled to receive a payment equal to two-thirds of his then-current annual base salary. Messrs. Broecker and Frates and Ms. Biberstein shall each be entitled to receive payments at the monthly rate of his or her then current annual base salary for up to nine months or until he or she finds other employment, whichever occurs first. Under an agreement between the Company and Mr. Landine, in the event his employment with the Company is terminated for any reason other than as a result of his taking certain actions against, or that have a significant deleterious effect on, the Company, Mr. Landine shall be entitled to receive a payment equal to his then-current base salary for a period of six months.
      Mr. Pops was granted Long-Term Stock Appreciation Rights (“LSARs”) in connection with a portion of the stock options previously granted to him. Each LSAR provided that after the occurrence of one of several triggering events, including a reorganization or merger of the Company, a sale of the assets of the Company or the acquisition by a person or group of more than 51% of the common stock, Mr. Pops would have received an amount in cash equal to the amount by which the fair market value per share of Common Stock issuable upon exercise of the option on the date such a triggering event occurs exceeded the exercise price per share of the option to which the LSAR related. A triggering event was deemed to have occurred only when the fair market value of the shares subject to the underlying option exceeded the exercise price of such option. When a triggering event occurs, the related option ceased to be exercisable. During fiscal year 2005, all options relating to the LSARs were exercised by Mr. Pops and therefore, as of March 31, 2005, no LSARs remain outstanding.
      The Company has entered into change-in-control agreements with each of Messrs. Pops, Broecker, Frates and Landine and Ms. Biberstein. Under the terms of these agreements, each of the aforementioned executives are entitled to receive certain compensation and benefits in the event of a “change-in-control” of the Company, which, in summary, is defined as: the acquisition by a person, entity or group (with certain exceptions) of beneficial ownership of 50% or more of the Common Stock; a change in a majority of the incumbent directors on the Board of Directors; a reorganization, merger or consolidation of the Company; or a liquidation, dissolution or sale of all or substantially all of the assets of the Company.
      In the event of a change-in-control, each of Messrs. Pops, Broecker, Frates and Landine and Ms. Biberstein will be entitled to continue their employment with the Company for a period of two years following the change-in-control at a monthly base salary at least equal to the highest monthly base salary paid to him or her by the Company in the twelve-month period immediately preceding the change-in-control, an annual cash bonus at least equal to the annual bonus paid to him or her for the last calendar year prior to the change-in-control and continued participation in the Company’s welfare and benefit plans.
      In the event the Company terminates any of these executives without cause during such two-year period or if any of these executives terminates his or her employment for “good reason” (e.g., material diminution in the executive’s responsibilities, assignment to the executive of responsibilities not consistent with his or her position or transfer of the executive to a location more than 40 miles from his or her then current place of employment) each is entitled to receive a prorated bonus (based upon the prior year’s annual bonus) for the year in which the date of termination occurs. Additionally, each of Messrs. Broecker, Frates and Landine and Ms. Biberstein will receive a lump sum payment equal to the executive’s base salary plus his or her annual bonus for the last calendar year before the date of termination and continued participation in the Alkermes’ welfare and benefit plans (or reimbursement therefor) for one year following the date of termination; Mr. Pops will receive a lump sum payment equal to two times his base salary plus his annual bonus for the last calendar year before the date of termination and continued participation in the Alkermes’ welfare and benefit plans (or reimbursement therefor) for two years following the date of termination. Each executive is also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments under the change-in-control agreement in the event any payment or benefit to the executive, whether pursuant to the change-in-control agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code.
      In July 2005, the Compensation Committee determined that 50% of the equity incentives received by Mr. Pops will have a direct performance criteria associated with the grant of such awards during fiscal year 2006. In order for Mr. Pops to receive an equity award a minimum of 25% of the corporate objectives set forth in the January 1, 2005 to March 31, 2006 Named Executive Bonus Plan must be met, and a maximum award would require the Committee to determine, in its discretion, that substantial achievement of a majority of such corporate objectives had occurred. The award will only be granted if these criteria are met. In addition, there will be a time vesting component to the stock awards. The stock options will be prorated to cover January 2005 through March 2006 as the Company changed from a calendar year basis to a fiscal year basis compensation period.
Compensation of Directors
      Annually, on or about the date of the Company’s annual meeting of shareholders, each non-employee director, currently consisting of Floyd E. Bloom, Gerri Henwood, Paul J. Mitchell, Alexander Rich, Paul Schimmel and Mark B. Skaletsky; as well as Michael A. Wall and Robert A. Breyer, part-time employees of the Company, receive an annual retainer fee of $30,000 paid quarterly, in advance, and an option to purchase 20,000 shares of Common Stock.
      Also, each non-employee and part-time employee director receives an attendance fee of $1,500 per Board of Directors’ meeting and $750 for each telephonic Board of Directors’ meeting and an attendance fee of $500 for each committee meeting, if such meeting is held on a date other than a date on which a Board of Directors’ meeting is held and $250 for each telephonic committee meeting. Such payments are made on a quarterly basis.
      Each non-employee and part-time employee director also receives, on a periodic basis, reimbursement for reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.
      The 20,000 share option is granted automatically under the Alkermes Stock Option Plan for Non-Employee Directors each year on the date of the Company’s annual meeting of shareholders for non-employee directors. For part-time employee directors, the Company grants an option for 20,000 shares, under the 1999 Stock Option Plan, each year on the date of the Company’s annual meeting of shareholders. All of such options are exercisable at the fair market value of the Common Stock on the date such options are granted and vest in full six (6) months following their grant. Non-employee and part-time employee directors do not receive any options to purchase shares of Common Stock except for the yearly grant of options to purchase 20,000 shares of the Company’s Common Stock and a one-time grant of an option to purchase 20,000 shares of the Company’s Common Stock upon joining the Board of Directors. The initial grant of options are made to non-employee directors under the Alkermes Stock Option Plan for Non-Employee Directors and are made to part-time employee directors under the 1999 Stock Option Plan.
      Effective January 1, 2004, Mr. Wall became a part-time employee of Alkermes. During the fiscal year ended March 31, 2005 Mr. Wall received compensation of $85,000 for the work that he performed for Alkermes outside of his capacity as a director. Alkermes believes that Mr. Wall’s part-time employee status is no less favorable to the Company than obtaining services from an independent third party.
      Since Mr. Breyer’s retirement as President, he has received compensation of $13,000 per year as a part-time employee of Alkermes for the work that he performs for Alkermes outside of his capacity as a director. Alkermes believes that Mr. Breyer’s part-time employee status is no less favorable to the Company than obtaining services from an independent third party.
      Upon Mr. Skaletsky’s election to the Board of Directors in June 2004, Mr. Skaletsky received $3,750 in cash as a pro-rated portion of the annual retainer fees, which at the time was $15,000, and was granted options to purchase 24,000 shares of Common Stock, consisting of an initial grant of an option to purchase 20,000 shares of Common Stock and an option to purchase 4,000 shares of Common Stock, such amount being a pro-rated portion of the annual grant for non-employee directors outlined above.
Compensation Committee Interlocks and Insider Participation
      During the last fiscal year, the Compensation Committee consisted of Mark Skaletsky (as of September 2004), Paul Schimmel and Paul J. Mitchell.
      During the last fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The Compensation Committee (the “Committee”) was responsible for reviewing and establishing the cash compensation of the Company’s executive officers. The Compensation Sub-Committee was responsible, until April 2004, for reviewing and establishing compensation in the form of stock options and restricted common stock awards to the Company’s executive officers, at which point the Sub-Committee was disbanded and the Committee took over this responsibility.
Executive Compensation Policies
      The Company’s executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will promote the Company’s research and product development and commercialization efforts. In establishing executive compensation levels, the Committee is guided by a number of considerations. Because the Company is still in the process of developing its portfolio of product candidates, and because of the volatile nature of biotechnology stocks, the Committee believes that traditional performance criteria, such as net income, profit margins and share price are inappropriate for evaluating and rewarding the efforts of the Company’s executive officers. Rather, the Committee bases executive compensation on the achievement of certain product development, corporate partnering, financial, strategic planning and other goals of the Company and the executive officers. In establishing compensation levels, the Committee also evaluates each officer’s individual performance using certain subjective criteria, including an evaluation of each officer’s initiative, contribution to overall corporate performance and managerial ability. No specific numerical weight is given to any of the above-noted subjective or objective performance criteria. In making its evaluations, the Committee consults on an informal basis with other members of the Board of Directors and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.
      Another consideration which affects the Committee’s decisions regarding executive compensation is the high demand for well-qualified personnel. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee reviews data obtained from a generally available outside survey of compensation and benefits in the biotechnology industry, an internally prepared survey based on peer biotechnology companies’ proxy statements and personal knowledge regarding executive compensation at comparable companies.
      A third factor which affects compensation levels is the Committee’s belief that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. In accordance with such belief, the Committee to date has sought to provide a significant portion of executive compensation in the form of stock options. The Committee has not, however, targeted a range or specific number of options for each executive position. Rather, it makes its decisions based on the above-mentioned surveys and the general experience of the Committee members.
Compensation Mix
      The Company’s executive compensation packages generally include three components: base salary; a discretionary annual cash bonus; and stock options and restricted common stock awards. The Committee generally reviews and establishes the base salary and bonus of each executive officer as of the end of each calendar year.

Base Salary
      The Committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other biotechnology companies of comparable size and stage of development.

Discretionary Cash Bonus
      The Committee believes that discretionary cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but to date have been awarded from time to time, generally annually, only in the discretion of the Committee; cash bonuses are used to bring annual cash compensation into a competitive range with comparable positions at comparable companies. In the past, criteria for bonuses for executive officers range from success in attracting capital to success in conducting clinical trials, entering into new and expanded collaborations and establishing and expanding the Company’s manufacturing capabilities. In July 2005 the Committee adopted the Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan which sets forth the terms under which certain named executive officers are eligible to receive cash bonuses for the period January 1, 2005 to March 31, 2006 (the plan is for a one time fifteen month period in order to allow the Company to match its bonus period with its fiscal year end). The plan sets forth corporate objectives. The size of the bonus pool is based on the achievement of such objectives and the bonus pool will be allocated amongst the named executive officers based on individual performance.

Stock Options and Restricted Common Stock Awards
      Grants of stock options and awards of restricted common stock under the Company’s equity compensation plans are designed to promote the identity of the long-term interests between the Company’s executives and its shareholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over a four-year period and forfeiture provisions with respect to restricted common stock awards lapse over a two-year period, their ultimate value is dependent upon the long-term appreciation of the Company’s stock price and the executive’s continued employment with the Company. In addition, grants of stock options and awards of restricted common stock may result in an increase in executive officers’ equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.
      When granting stock options and awarding restricted common stock, the Committee considers the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The number of options and awards granted to each executive officer is generally determined by the Committee on the basis of data obtained from a generally available outside survey of stock option grants and restricted common stock awards in the biotechnology industry, an internally prepared survey of peer biotechnology companies’ proxy statements and personal knowledge of the Committee members regarding executive stock options and restricted common stock awards at comparable companies.

Tax Deductibility of Executive Compensation.
      In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Company’s present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

Compensation of the Chief Executive Officer
      In establishing Mr. Pops’ compensation package, the Committee seeks to maintain a level of total current compensation that is competitive with that of chief executives of other companies in the biotechnology industry at comparable stages of development. In addition, in order to align Mr. Pops’ interests with the long-term interests of the Company’s shareholders, the Committee attempts to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company’s stock price. By using stock options with an exercise price equal to the current value of our equity, the Committee has sought to ensure that Mr. Pops recognizes value only if the stock appreciates. The Committee annually reviews all the elements of Mr. Pops’ compensation, including perquisites and other benefits, and all these benefits are disclosed in the Company’s proxy statement.
      In setting Mr. Pops’ compensation, the Committee evaluates Mr. Pops’ performance as Chief Executive Officer of the Company based on the progress of the Company’s development programs and the specific corporate and financial targets established by the Board of Directors. The Committee used specific criteria in 2004 that included: production levels of Risperdal Consta®, development progress with Vivitrex®(naltrexone long-acting injection), including progress with the commercial program and partnership, development progress in the Company’s pulmonary insulin and exenatide LAR programs, as well as financial performance with regard to revenues, expenses and gross margins. The Committee also included subjective criteria such as the Committee’s evaluation of the Company’s progress in attracting and retaining senior management, the Company’s relationships with its corporate partners and its research and corporate partnering activity.
      In evaluating and establishing Mr. Pops’ current compensation package, the Committee considered the following accomplishments of the Company during calendar 2004:
      In March 2004, Alkermes presented positive clinical data from a Phase I trial of AIR® Epinephrine, the Company’s proprietary, inhaled formulation of epinephrine, at the Annual Academy of Allergy, Asthma and Immunology meeting. The Phase I trial of AIR Epinephrine demonstrated rapid systemic delivery associated with a clinically meaningful pharmacodynamic response in healthy volunteers, in addition to confirming the safety profile.
      In April 2004, Alkermes completed patient enrollment for its long-term Phase III safety study of Vivitrex. This study is designed to evaluate the long-term safety of Vivitrex administered intramuscularly once-monthly in adults with opioid and alcohol dependence. Phase III efficacy data for Vivtrex were published in the Journal of the American Medical Association, presented at the 2005 American Psychiatric Association Annual Meeting and formed the basis for the NDA submission to the FDA, which was filed in March 2005. Throughout the year the Company made substantial progress on its Vivitrex development goals, including the goal of filing the NDA for Vivitrex in the first half of 2005.
      In June 2004, Alkermes added Mark Skaletsky, Chairman, CEO and President of Trine Pharmaceuticals, to the Company’s Board of Directors. Mr. Skaletsky qualifies as an independent director and financial expert as defined under the Sarbanes Oxley Act of 2002 and the Nasdaq stock exchange regulations.
      In August 2004, Alkermes announced that Eli Lilly and Company (“Lilly”) decided to move forward with a significant investment in the further development of an inhaled formulation of insulin using Alkermes’ proprietary AIR pulmonary delivery system. This decision followed the completion of a successful Phase II clinical trial which showed that patients with type 1 diabetes using Alkermes’ AIR® insulin achieved glycemic control levels similar to injected insulin. The Phase II clinical data were presented at the American Diabetes Association meeting in June 2005.
      In November 2004, Amylin Pharmaceuticals (“Amylin”), Lilly and Alkermes announced plans to initiate a Phase II multi-dose study for exenatide LAR in patients with type 2 diabetes, based on data from a Phase II single-dose study demonstrating sustained release of exanatide with no dose-limiting side effects.

      During calendar year 2004 the Company met its production targets for Risperdal Consta, the Company’s lead product, and increased the volume of production by 158%. Revenue from the Company’s lead product increased over 110% to $48 million, and total revenue increased over 96% to $69 million. The gross margins attained in the production of Risperdal Consta® also improved in 2004. Meanwhile, excluding extraordinary expenses, overall expenses remained essentially flat. During the year, Alkermes also advanced the development of its product candidates (proprietary and partnered) and initiated feasibility programs with partners and on internal programs that were not publicly disclosed.
      Given the significant role Mr. Pops played in each of the above-noted accomplishments, the Committee increased Mr. Pops’ annual base salary effective January 1, 2005 from $528,675 to $549,822, an increase of 4.0%. This increase was within the range of increases given to all the employees at the Company and maintained Mr. Pops’ salary within the range of other comparable CEO’s. The Committee also granted Mr. Pops a cash bonus of $325,000 as recognition for the substantial progress the Company made on the predetermined business goals set by Company management for the year, including production levels of Risperdal Consta, progress on development programs and financial criteria considered by the Committee for 2004. As additional recognition of Mr. Pops’ efforts in calendar 2004, and in furtherance of the Committee’s belief that a significant portion of Mr. Pops’ total compensation should be dependent on the long-term appreciation of the Company’s stock price, the Committee granted Mr. Pops options to purchase 500,000 shares of Common Stock. Mr. Pops receives no perquisites in addition to his salary and bonus, other than participation in the Company’s 401(k) match and participation in the Company’s health and welfare plans generally available to all employees. The Company has entered into an employment agreement with Mr. Pops, as well as a Change in Control Agreement, which are outlined on page 16. These agreements were entered into upon advice of outside counsel and were drafted by outside counsel at the direction of the Board of Directors. These agreements have been filed as exhibits to the Company’s Annual Report on Form 10K filed with the Securities and Exchange Commission. The Company believes the terms of these agreements are comparable to industry standards and that such agreements ensure that Mr. Pops places the interests of the shareholders before his own financial interests in any strategic discussions that may arise at Alkermes.
      The Committee believes that each of these actions was particularly appropriate given Mr. Pops’ performance during calendar 2004 and in order to maintain his compensation at a competitive level compared to that of the chief executive officers of other similarly sized and positioned biotechnology companies.
Current Compensation Guidelines
      As part of the Board of Directors’ annual governance review, the Committee has begun an ongoing process to more closely tie executive pay to performance, and to continue to improve the alignment of the interests of the management team with the interests of Company shareholders. In March 2005, the Committee established a search process to engage an independent compensation consultant. In June 2005, the Committee established a relationship with a nationally recognized compensation consultant with expertise in the biotechnology industry. The Committee has engaged the independent consultant to review and recommend action on specific matters, including:

•	Overall CEO compensation, including specific pay for performance metrics;

•	Overall use of equity instruments, and specifically targets and structures to allow for the use of performance-based equity incentives;

•	The use of equity ownership targets for the Board of Directors and senior management; and,

•	A review of employment, change in control and severance agreements for senior management.
      All these areas will be reviewed in the context of best practices for corporations in general, and specifically with regard to companies that are comparable to Alkermes in terms of size and stage of development.
      The Committee, in its sole authority, has the right to hire or fire outside compensation consultants.

      Already this year, the Committee established specific corporate objectives for named executive officers, including the CEO, which form the basis for the cash bonus to be paid under the Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan. The Committee has established that these same corporate objectives shall be used as the basis for the grant of equity awards for the CEO for this period. These objectives, which are the same overall corporate goals established by the Committee for the Company as a whole, are: 1) production levels for Risperdal Consta, 2) commercialization and business goals around the approval and commercialization of Vivitrex, 3) the attainment of development goals on other development programs including AIR insulin and exenatide LAR, and 4) the attainment of financial targets. Mr. Pops’ annual cash compensation will be reviewed versus CEO’s of comparable companies and any increase will be tied to his performance versus the pre-established targets, consistent with the market and with other annual salary increases at Alkermes. In addition, the Committee established minimum and maximum criteria for a cash bonus for Mr. Pops, in a range of 25% to 100% of his salary depending on the corporate objectives the Company and Mr. Pops achieve during fiscal year 2006. In order for Mr. Pops to receive a cash bonus, a minimum of 25% of the corporate objectives must be met, and a maximum bonus would require the Committee to determine, in its discretion, that substantial achievement of a majority of the corporate objectives had occurred.
      In July 2005, the Compensation Committee determined that 50% of the equity incentives received by Mr. Pops will have a direct performance criteria associated with the grant of such awards during fiscal year 2006. In order for Mr. Pops to receive an equity award a minimum of 25% of the corporate objectives set forth in the January 1, 2005 to March 31, 2006 Named Executive Bonus Plan must be met, and a maximum award would require the Committee to determine, in its discretion, that substantial achievement of a majority of such corporate objectives had occurred. The award will only be granted if these criteria are met. In addition, there will be a time vesting component to the stock awards. The stock options will be prorated to cover January 2005 through March 2006 as the Company changed from a calendar year basis to a fiscal year basis compensation period.

Termination Provisions
      Mr. Pops is a party to an Employment Agreement and a Change in Control Agreement, each of which has been filed with the Securities and Exchange Commission. The total value of compensation due Mr. Pops if his employment with the Company had terminated on March 31, 2005 under several scenarios are described and summarized below, including previously granted stock options and restricted stock (using the closing price of Alkermes Common Stock on the Nasdaq National Market on March 31, 2005, $10.38). In addition, in all instances Mr. Pops would be entitled to receive all compensation earned through the date of termination but not paid, such as accrued salary and unused vacation time. He would also retain the then-existing balance in his 401(k) Plan and he would be entitled to retain his vested stock options and vested restricted stock.

•	Death or Disability: If Mr. Pops died or became disabled, certain unvested stock options and unvested restricted stock would become fully vested and exercisable on such death or disability and valued at approximately $1,262,407.

•	Involuntary-Without Cause: If Mr. Pops was terminated by the Company without cause (other than in connection with a change in control), Mr. Pops would be entitled to receive an amount equal to two-thirds of his then-current annual base salary and his unvested restricted stock would vest upon the occurrence of such termination. The total value of the compensation in this scenario is estimated to be approximately $687,593.

•	Involuntary-For Cause: If Mr. Pops was terminated by the Company for cause, Mr. Pops would not be entitled to any additional compensation.

•	Change in Control: If Mr. Pops was terminated by the Company without cause in connection with a change in control or if Mr. Pops voluntarily terminated his employment for good reason, all unvested stock options and unvested restricted stock would become fully vested and exercisable on the occurrence of such termination of employment. In addition, Mr. Pops is entitled to receive (i) a bonus equal to the number of days employed during the year multiplied by his annual bonus for the prior year, (ii) an amount equal to two times his base salary plus his annual bonus for the prior year, and (iii) and certain health and welfare and tax benefits for a period of two years from termination. The total value of the compensation in this scenario is estimated to be approximately $2,978,704.

March 31, 2005 Termination Scenarios

	Voluntary	Involuntary		Change in Control

				Involuntarily Terminated
				Without Cause or Voluntarily
	Death or Disability	Without Cause	For Cause	Terminated For Good Reason

Accelerated Vesting of Stock Options	930,247	—	—	930,247
Vesting of Restricted Stock Awards	332,160	332,160	—	332,160
Salary and Bonus	—	355,433	—	1,716,298
Post employment health and welfare and tax benefits	—	—	—	(1)

Total Compensation	$1,262,407	$687,593	$—	$2,978,704

(1)	Post employment health and benefits are de minimis in relation to total compensation and are therefore not included in total compensation. Tax benefits are dependent on the tax status of Mr. Pops and the taxability of the elements of compensation. These uncertainties prevent Alkermes from making reasonable estimates for inclusion in total compensation.
      The Committee’s and the Board of Directors’, goals remain consistent: fair and reasonable pay based on performance against the Company’s goals and consistent with the pay of executives at comparable companies within our industry. The Committee will continue to work to improve our compensation structure and to align the interests of the senior management team with our shareholders.
      No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the
Compensation Committee,

Paul Schimmel
Paul J. Mitchell
Mark Skaletsky (as of September 2004)

STOCK PERFORMANCE GRAPH
      Securities and Exchange Commission rules require this proxy statement to contain a graph comparing, over a five-year period (or such shorter period as may apply), the performance of the Company’s common stock performance against a broad equity market index and against either a published industry or line-of-business index or a peer group index.
      The broad equity market is represented by the Nasdaq Stock Market Index and the peer group index is represented by the Nasdaq Pharmaceutical Index and the Nasdaq Biotechnology Index. The Nasdaq Biotechnology Index has been added as a comparative index for the first time with this proxy statement and will replace the Nasdaq Pharmaceutical Index as the peer group index in future proxy statement filings. The Company believes that the Nasdaq Biotechnology Index provides a better comparison of the Company’s stock price performance in relation to its peer group.
      The Nasdaq Biotechnology Index is comprised of group of companies primarily engaged in Biotechnology activities and is more focused than the broader Nasdaq Pharmaceutical Index, which is a broader composition of Biotechnology and Pharmaceutical companies, including generic drug manufacturers and other companies engaged in technologies, activities and markets not similar to those of the Company.
      The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock for the last five fiscal years, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index, the Nasdaq Pharmaceutical Index and the Nasdaq Biotechnology Index. The comparison assumes $100 was invested on March 31, 2000, in the Common Stock and in each of the foregoing indices and further assumes reinvestment of any dividends. The Company did not declare or pay any dividends on its Common Stock during the comparison period.

		Nasdaq Stock Market	Nasdaq	Nasdaq Biotechnology
	Alkermes, Inc.	(U.S.) Index	Pharmaceutical Index	Index

2000	100.00	100.00	100.00	100.00
2001	47.00	40.00	75.00	64.00
2002	56.00	40.00	78.00	64.00
2003	20.00	30.00	61.00	42.00
2004	35.00	44.00	86.00	65.00
2005	22.00	44.00	77.00	54.00

OWNERSHIP OF THE COMPANY’S COMMON STOCK
      On July 26, 2005, the Company had 90,137,402 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Alkermes’ common stock, as of that date, by:

•	each of the Company’s current directors;

•	the Company’s Chief Executive Officer;

•	each of the Company’s four other most highly compensated executive officers named in the Summary Compensation Table; and

•	all of the Company’s current directors and executive officers as a group.
      According to SEC rules, the Company has included in the column “Number of Issued Shares” all shares over which the person has sole or shared voting or investment power, and the Company has included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after July 26, 2005 through the exercise of any stock option or other right. All shares that a person has a right to acquire within 60 days of July 26, 2005 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.
      Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses under applicable law) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.
Ownership by Directors and Executive Officers

	Number of	Number of Shares
	Issued Shares	Issuable(1)	Total	Percent

Katherine L. Biberstein	0	139,500	139,500	*
David Broecker	26,305	834,376	860,681	*
Jim Frates	43,464	497,058	540,522	*
Michael Landine	106,300	342,250	448,550	*
Richard Pops	316,602	1,970,168	2,286,770	2.54%
Floyd Bloom(2)	210,375	135,000	345,375	*
Robert Breyer	116,116	502,909	619,025	*
Geraldine Henwood	0	78,000	78,000	*
Paul Mitchell	8,000	68,000	76,000	*
Alexander Rich	348,400	135,000	483,400	*
Paul Schimmel	355,600	135,000	490,600	*
Mark Skaletsky	0	44,000	44,000	*
Michael Wall	713,450	135,000	848,450	*
All Directors and Executive officers as a group (13 persons)	2,244,612	5,016,261	7,260,873	8.06%

*	Represents less than one percent (1%) of the outstanding shares of common stock.

(1)	Shares that can be acquired through stock option exercisable by September 26, 2005, which is 60 days from the Record Date.

(2)	Includes 210,375 shares of common stock held by The Corey Bloom Family Trust, of which Dr. Bloom is a Trustee.

Ownership By Principal Stockholders
      This table shows certain information, based on filings with the Securities and Exchange Commission, about the beneficial ownership of our common stock as of the date indicated below by each person known to us owning beneficially more than 5% of our common stock.

	Number of Shares	Percent

FMR Corporation(1)	13,451,187	14.99%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP(2)	9,878,148	10.97%
75 State Street
Boston, MA 02109
Citigroup Inc.(3)	9,410,501	10.5%
399 Park Avenue
New York, NY 10043
T. Rowe Price Associates, Inc.(4)	9,169,340	10.2%
100 E. Pratt Street
Baltimore, MD 21202
Sectoral Asset Management Inc.(5)	5,036,521	5.6%
2120-1000 Sherbrooke St. West
Montreal PQ H3A 3G4

(1)	Based solely on a Schedule 13G/ A dated February 14, 2005, FMR Corp. has sole voting power over 675,400 shares of common stock of Alkermes and sole dispositive power over 13,451,187 shares of common stock of Alkermes. Fidelity Growth Company Fund owned 7,069,920 shares of those reported by FMR Corp. Due to their ownership of 12.0% and 24.5%, respectively, of FMR Corp., and of Fidelity Management Trust Company and Fidelity International Limited, Edward C. Johnson 3d and Abigail Johnson (collectively with FMR Corp., “Fidelity”) may be deemed to beneficially own the shares reported as beneficially owned by FMR Corp. Due to the voting and dispositive power over the shares of Alkermes common stock, Fidelity may be deemed to beneficially own such shares, which are held of record by the Fidelity Funds and certain institutional accounts. The percentage of class beneficially owned is as reported in such 13G/ A and is as of December 31, 2004.

(2)	Based solely on a Schedule 13G/ A dated July 8, 2005, Wellington Management Company, LLP (“Wellington Management”), in its capacity as investment advisor, may be deemed to beneficially own 9,878,148 shares of common stock of Alkermes which are held of record by clients of Wellington Management. With its clients, Wellington Management shares voting power over 8,438,728 shares of common stock of Alkermes and shares dispositive power over 9,862,648 shares of common stock of Alkermes. The percentage of class beneficially owned is as reported in such 13G/ A and is as of June 30, 2005.

(3)	Based solely on a Schedule 13G/ A dated February 7, 2005, Citigroup Inc. (“Citigroup”) shares voting and dispositive power over 9,410,501 shares of Alkermes common stock with the entities listed below. The following entities share voting and dispositive power with Citigroup over the number of shares of Alkermes common stock listed below:

•	Citigroup Global Markets Inc. 7,377,091 shares;

•	Citigroup Financial Products Inc. 7,380,564 shares; and

•	Citigroup Global Markets Holdings Inc. 3,190,495 shares.

Due to the voting and dispositive power over the shares of common stock of Alkermes, Citigroup, Inc. may be deemed to beneficially own such shares. Citigroup disclaims beneficial ownership of certain shares. The percentage of class beneficially owned is as reported in such 13G/ A and is as of December 31, 2004.

(4)	Based solely on a Schedule 13G/ A dated February 14, 2005, T. Rowe Price Associates, Inc. (“T. Rowe”) has sole voting power over 2,540,570 shares of the common stock of Alkermes and sole dispositive power over 9,169,340 shares of common stock of Alkermes. Due to the voting and dispositive power over the shares of common stock of Alkermes, T. Rowe may be deemed to beneficially own such shares, which are held of record by the institutional clients and/or the T. Rowe Price Funds. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2004.

(5)	Based solely on a Schedule 13G/ A dated January 28, 2005, Sectoral Asset Management Inc., Jerome G. Pfund, and Michael L. Sjostrom each have sole voting power over 1,010 shares of the common stock of Alkermes and sole dispositive power over 5,036,521 shares of common stock of Alkermes. Sectoral Asset Management Inc., in its capacity as an investment adviser, has the sole right to dispose of or vote the number of shares of common stock of Alkermes set forth above. Jerome G. Pfund and Michael L. Sjostrom are the sole shareholders of Sectoral Asset Management Inc. Sectoral Asset Management, Inc. and Messrs. Pfund and Sjostrom disclaim beneficial ownership of Alkermes’ common stock held by Sectoral Asset Management Inc. Due to the voting and dispositive power over the shares of common stock of Alkermes, Sectoral Asset Management Inc., Jerome G. Pfund, and Michael L. Sjostrom may be deemed to beneficially own such shares, which are held of record by the investment advisory clients of Sectoral Asset Management Inc. The percentage of class beneficially owned is as reported in such 13G/ A and is as of December 31, 2004.
CERTAIN TRANSACTIONS
Stock Options
      During the last fiscal year, executive officers, part-time employee directors and non-employee directors were granted options to purchase shares of Common Stock pursuant to Alkermes’ 1999 Stock Option Plan, 1998 Equity Incentive Plan and Stock Option Plan for Non-Employee Directors.
Executive Officer Loans
      In the calendar year 2001, Alkermes made two loans to David A. Broecker in connection with his employment as its new Chief Operating Officer. The first loan, made in February 2001 in the principal amount of $300,000, was amended to extend its maturity date to May 31, 2003 or, if earlier, upon termination of Mr. Broecker’s employment. The first loan did not bear interest and was paid in full in May 2003. The second loan, made in June 2001 in the principal amount of $300,000, bears interest at the prime rate. Twenty percent of the principal of and accrued interest on the second loan will be forgiven annually on Mr. Broecker’s employment anniversary, or in full upon a change-in-control of Alkermes, so long as he continues to be employed by Alkermes. Any balance of the second loan remaining upon the termination of Mr. Broecker’s employment must be paid in full.
OTHER BUSINESS
      The Board of Directors does not intend to present to the Meeting any business other than the election of directors and to approve an amendment to the 1999 Stock Option Plan. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this Proxy Statement or which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Deloitte & Touche LLP, independent registered public accounting firm, audited the consolidated financial statements of the Company for the fiscal year ended March 31, 2005. Representatives of

Deloitte & Touche LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2006.
DEADLINE FOR SHAREHOLDER PROPOSALS
      The Company must receive any proposal which a shareholder wishes to submit at the 2006 annual meeting of shareholders before March 31, 2006 if the proposal is to be considered by the Board of Directors for inclusion in the proxy material for that meeting. If any shareholder wishes to present a proposal to the 2006 Annual Meeting of Shareholders that is not included in the Company’s proxy statement for that meeting and fails to submit such proposal to the Secretary of the Company on or before March 31, 2006, then the persons named in the proxy will be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Company’s proxy statement. In addition, in accordance with the Company’s bylaws, any nominee for election as a director of the Company at the 2006 Annual Meeting of Shareholders must be submitted in writing to the Chairman of the Board on or before April 30, 2006, which is ninety (90) days prior to the first anniversary of the date of this year’s proxy statement.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock.
      Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company for the fiscal year ended March 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors, officers and greater than ten percent shareholders were complied with.
EXPENSES AND SOLICITATION
      The cost of solicitation will be borne by Alkermes, and in addition to directly soliciting shareholders by mail, Alkermes may request banks and brokers to solicit their customers who have stock of Alkermes registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Alkermes may also be made of some shareholders in person or by mail or telephone following the original solicitation. In addition, Alkermes has retained the services of The Altman Group to solicit proxies, at an estimated cost of $5,500 plus such firm’s expenses.
HOUSEHOLDING
      Our Annual Report, including audited financial statements for the fiscal year ended March 31, 2005, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, ADP Investor Communication Services has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Alkermes will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Alkermes, Inc., 88 Sidney Street, Cambridge, MA, 02139, Attention: Secretary. If your household is receiving multiple copies of Alkermes’ Annual Reports or Proxy Statements and you wish to request delivery of a single copy, you may send a written request to Alkermes, Inc., 88 Sidney Street, Cambridge, MA 02139, Attention: Secretary.

APPENDIX A
1999 STOCK OPTION PLAN
      RESOLVED, that the first sentence of Section 4.1 of the 1999 Stock Option Plan be, and hereby is, amended to read in full as follows:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan is Nineteen Million Nine Hundred Thousand (19,900,000) (subject to increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company.”

DETACH HERE	ZALK92
PROXY
ALKERMES, INC.
CAMBRIDGE, MASSACHUSETTS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 23, 2005
     The undersigned shareholder of Alkermes, Inc. hereby appoints James M. Frates and lain Brown, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the offices of Alkermes, 88 Sidney Street, Cambridge, Massachusetts 02139, at 9:00 a.m., Friday, September 23, 2005, and at all adjournments and postponements thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon (including discretionary authority to cumulate votes with respect to the election of directors) and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The undersigned hereby revokes all other previous proxies appointed and delivered in connection with the annual meeting of shareholders to be held at 9:00 a.m., Friday, September 23, 2005, and at all adjournments and postponements thereof.
     It is agreed that unless otherwise marked on the other side, said attorneys and proxies are appointed with authority to vote FOR the directors and the proposals listed on the other side hereof.
(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

ALKERMES, INC.

C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-lnternet
Log on to the Internet and go to http://www.eproxyvote.com/alks

OR

Vote-by-Telephone
Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE	ZALK91

☒
Please mark
votes as in
this example.

1.	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

	Nominees:	(01) Floyd E. Bloom, (02) Robert A. Breyer, (03) Gerri Henwood,
(04) Paul J. Mitchell, (05) Richard F. Pops, (06) Alexander Rich,
(07) Paul Schimmel, (08) Mark B. Skaletsky and (09) Michael A. Wall.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the 1999 Stock Option Plan to increase to 19,900,000 the number of shares issuable upon exercise of options granted thereunder, an increase of 3,000,000 shares.	☐	☐	☐

To transact such other business as may properly come before the meeting.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
If this proxy is properly executed and returned, the shares represented hereby will be voted, if not otherwise specified (or unless discretionary authority to cumulate votes is exercised), FOR Items 1 and 2 and will be voted according to the discretion of the proxy holders upon any other business as may properly be brought before the meeting and at all adjournments and postponements thereof.
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date: